    EXHIBIT 99.2

HomeTrust Bancshares, Inc.
Acquisition of
Jefferson Bancshares, Inc.

January 2014

HomeTrust
Bancshares, Inc.

It's just better here℠

Forward Looking Statements

This presentation may contain certain forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results of HomeTrust Bancshares, Inc. ("HomeTrust"), Jefferson Bancshares, Inc. ("Jefferson") and/or the combined company to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the pending acquisition of Jefferson by HomeTrust ("merger") might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the merger might not be obtained; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in each company's allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in each company's market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, each company's net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in each company's market areas; decreases in the secondary market for the sale of loans; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require an increase in the reserve for loan losses, write-down of assets, change in regulatory capital position or affect the ability to borrow funds or maintain or increase deposits, which could adversely affect liquidity and earnings; legislative or regulatory changes that adversely affect each company's business including the effect of Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Basel III, changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the ability of each company to attract and retain deposits; increases in premiums for deposit insurance; management's assumptions in determining the adequacy of the allowance for loan losses; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain of assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on each company's balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect each company's workforce and potential associated charges; computer systems on which we depend could fail or experience a security breach; the ability to retain key members of each company's senior management team; costs and effects of litigation, including settlements and judgments; the ability of HomeTrust to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to each company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting each company's operations, pricing, products and services; and the other risks described in HomeTrust's and Jefferson's reports filed with the Securities and Exchange Commission (the "SEC"), including their Annual Reports on Form 10-K for the fiscal year ended June 30, 2013.

Any of the forward-looking statements made in this presentation are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions, because of the factors listed above or because of other factors that cannot be foreseen. HomeTrust and Jefferson do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Additional Information

HomeTrust, Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Jefferson Bancshares, Inc. that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of Jefferson. Jefferson shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, Jefferson and the proposed transaction. When filed, this document and other documents relating to the merger filed by HomeTrust and Jefferson can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing HomeTrust's website at www.hometrustbanking.com under the tab "Investor Relations" and then under "SEC Filings" or by accessing Jefferson's website at www.jeffersonfederal.com under the tab "SEC Filings" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049, or from Jefferson, upon written request to Jefferson Bancshares, Inc., Attn: Investor Relations, 120 Evans Avenue, Morristown, Tennessee 37814 or by calling (423) 586-8421.

HomeTrust, Jefferson and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Jefferson shareholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 11, 2013 and the definitive proxy statement of Jefferson filed with the SEC on October 4, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Key Transaction Terms

Transaction Value	• $8.00 per share • Approximately $51.2 million of aggregate transaction value* • Approximately 102% of tangible book value
Consideration	• 50% HomeTrust stock, 50% Cash
Required Approvals	• Jefferson Bancshares, Inc. shareholder approval • Regulatory approvals
Board Representation	• Anderson L. Smith, President/CEO of Jefferson to join HomeTrust Bancshares and HomeTrust Bank Boards of Directors and become the HomeTrust Bank East TN Market President under a two year employment agreement
Expected Closing	• Anticipated closing in second calendar quarter 2014

**based on 6,399,268 shares outstanding, including 20,000 in-the-money stock options but net of 216,033 unallocated ESOP shares)*

Compelling Strategic Partnership Rationale

Strategic Rationale	• Acquisition in higher-growth markets consistent with HTBI's long term growth strategy • Creates an institution with $2.1 billion in assets, well-positioned in key NC, SC and TN markets • Strong community relationships with an experienced team of bankers which will facilitate future HTBI loan growth • Shared community bank culture – customer-focused and strong values
Attractive Financial Returns	• The deal meets HTBI's acquisition performance targets • Approximately $0.18 per share accretion to EPS in fiscal 2015 (excluding one-time costs) • TBV dilution earned back within 33 months • Meaningful overhead and operating efficiencies
Controlled Risk	• Comprehensive due diligence process completed with rigorous internal and third-party loan review • Conservative credit marks and cost saving assumptions • Experienced acquirer and integrator with six transactions since 1996 • Strong pro forma combined tangible capital ratio of 17.8%

Pro Forma Franchise

Follows Interstate 40 and Interstate 26 Corridors



VIRGINIA
Kingsport
Johnson City
Morristown
Knoxville
Weaverville
Asheville
Arden
Clyde
Waynesville
Hendersonville
Tryon
Columbus
Forest City
Cherryville
Shelby
Spartanburg
Greenville
Charlotte
Winston-Salem
Clemmons
Lexington
Eden
Reidsville
Greensboro
Durham
Raleigh
SOUTH CAROLINA
81
19W
40
77
85
74
26
95

Pro Forma Highlights	
Branches	33
Assets	$2.1 billion
Loans	$1.5 billion
Deposits	$1.6 billion
Equity	$392.0 million

Jefferson Bancshares, Inc. (JFBI)

Company Highlights	
Headquarters	Morristown, TN
Bank Established	1963
Branches	12
Total Assets	$498.6 million *
Total Loans, Net	$314.0 million *
Total Deposits	$396.0 million *
Tier 1 Leverage Ratio	10.10% *
Total Common Equity / Total Assets	10.69% *
NPAs / Assets	3.05% *

* As of September 30, 2013

Jefferson Market Highlights

Market Overview

- Branch footprint in large, high-growth Tennessee metropolitan areas
- The Tri-Cities are home to East Tennessee State University, Eastman Chemical, and the "Med-Tech" corridor
- Knoxville's major employers include the University of Tennessee, U.S. Dept. of Energy, and U.T. Medical Center
- Morristown has received investments from automotive manufacturers Mahle Engine Components and JTEKT, a Toyota affiliate

Market Demographic Highlights

- Population of JFBI markets
  - 1,480,266
- Projected Population Growth[1]
  - 3.19%
- Projected 2017 Household Income[2]
  - $41,114
- Projected Household Income Growth[1]
  - 16.28%

[1] Projected change from 2012 - 2017
[2] Projected household income is deposit-weighted
Source: SNL Financial

Financial Impact of Strategic Partnership

Merger Assumptions

- Gross credit mark of 3.3% or $10.5 million on Jefferson Bancshares, Inc.
- Pre-tax merger related costs of $5.5 million
- Expected TBV dilution of approximately 2.8%, with earnback of 2.75 years
- Expected fiscal 2015 earnings accretion of $0.18 per share (excluding fair value accretion)
- Expected cost savings of 18%
- Deal expected to close in the second calendar quarter of 2014

Pro Forma Analysis

Balance Sheet (As of 09/30/2013)	
Total Assets	$2.1 billion
Total Loans	$1.5 billion
Total Deposits	$1.6 billion
Total Checking	$407.8 million
TCE	$392.0 million

Capital Ratios (As of 09/30/2013)	
Tangible Capital / TA	17.8%
Tier 1 Leverage	14.7%
Tier 1 RBC	21.6%
Total RBC	22.8%

Loan Portfolio

HomeTrust



Owner-Occupied CRE 9%
Consumer 1%
Const & Land 7%
Other CRE 9%
C & I 11%
HELOCs 11%
1-4 Family 50%
Multifamily 2%

Total Loans: $1.2 billion *

Jefferson



Consumer 1%
Const & Land 9%
HELOCs 6%
C & I 18%
Other CRE 16%
1-4 Family 26%
Owner-Occupied CRE 21%
Multifamily 3%

Total Loans: $0.3 billion *

Pro Forma



Consumer 1%
Const & Land 7%
Other CRE 11%
C & I 13%
HELOCs 10%
1-4 Family 45%
Owner-Occupied CRE 11%
Multifamily 2%

Total Loans: $1.5 billion *

* Data as of September 30, 2013

Deposit Portfolio

HomeTrust


Jumbo Time Deposits 23%
Checking 24%
Retail Time Deposits 22%
Money Market & Savings 31%

Total Deposits: $1.3 billion
Total Checking: $299.8 million

Jefferson


Jumbo Time Deposits 14%
Checking 27%
Retail Time Deposits 23%
Money Market & Savings 36%

Total Deposits: $0.4 billion
Total Checking: $108.0 million

Pro Forma


Jumbo Time Deposits 21%
Checking 25%
Retail Time Deposits 22%
Money Market & Savings 32%

Total Deposits: $1.6 billion
Total Checking: $407.8 million

* Data as of September 30, 2013

Company Overview: HomeTrust Bancshares, Inc.
(NASDAQ: HTBI)

Overview	• Founded in 1926 • 10th largest North Carolina community bank • In July 2012, converted from the mutual to stock form of organization
Banking Model / Culture	• Dedicated to long-term community banking model • Goal is to compete with larger banks while leveraging a strong community bank culture • Focused on building personal customer relationships and delivering on our brand promise that *"It's just better here."*
Strategic Partnership Focus	• Planning to enter logical geographic markets • Looking for strategic entry into markets positioned for further growth • *See pages 12 & 13 for more detail*

Infrastructure and Experience For Strategic Partnerships

Why is HTBI Pursuing Strategic Partnerships?	• Most significant way to build franchise and market share • Capture synergies and economies of scale • See opportunity for earnings growth with new partnerships
Strong Management Team	• Significant experience with bank acquisitions – this is our 7th combination since 1996 • Management team has a combined 251 years of banking experience, 135 of which is with HomeTrust • Management's personal investments in HTBI align interests with stockholders
Strength of HTBI Franchise	• Highly capitalized – 22% total tangible book capital ratio • Net interest margin above peer group average[(1)] • Early strategic partners with HTBI acquire stock at an advantageous price (currently trading below book value)
Acquisition Criteria	• Tangible book value accretion in less than 3 years • Immediately accretive to earnings (excluding one-time merger costs) • Willing to consider reasonable transaction pricing utilizing both cash and stock • Locations in the Carolinas or contiguous states that are logical geographic markets for HTBI to enter

(1) Source: SNL Financial - Southeast Savings Banks, Thrifts, and Mutuals

Drivers for Community Banks to Consider HTBI as a Strategic Partner

Reason to Partner	• Regulatory climate • Low growth economic environment • Find a strong partner and "ride their currency" through the consolidation wave
Regulatory Compliance / Technology Risk	• Increasingly complex regulatory and technological environment to navigate • Additional capital will be required, further reducing ROE • Additional costs will be required to comply with regulations and manage technology risk
Economic / Banking Environment	• The "new normal" economic environment with lower growth and lower job creation • Low interest rates continue to suppress net interest margins • Lower loan growth limiting industry's options for growing bottom line • Economic uncertainty in the U.S. and abroad limiting growth, investment, and borrowing

Transaction Summary

- Transaction positions HTBI for EPS growth of approximately $0.18 per share and overall increased shareholder value
- Expansion into Kingsport/Johnson City, Knoxville, and Morristown markets with the right personnel and platform to support growth
- Ability to increase loan volume in East Tennessee markets with HTBI capital support
- Pro forma institution is strong and well-capitalized, and becomes an acquirer of choice in the Carolinas/Tennessee markets
- Continues to increase stock liquidity
- Significant overhead and operating efficiencies

Investor Contacts

Dana Stonestreet

Chairman, President & CEO

Tony VunCannon

Senior VP, CFO & Treasurer

10 Woodfin Street
Asheville, NC 28801
(828) 259-3939
www.hometrustbanking.com